As filed with the Securities and Exchange Commission on March 11, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-1541045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
157 Church Street
New Haven, CT 06506
203-499-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda L. Randell
Senior Vice President, General Counsel and Corporate Secretary
UIL Holdings Corporation
157 Church Street
New Haven, CT 06506
203-499-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Michael Grundei
Wiggin and Dana LLP
400 Atlantic Street
Stamford, CT 06901
203-363-7600

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Unit (1)	Price	Registration Fee
Debt Securities
Warrants
Common Stock, no par value
Preferred Stock, par value $100 per share
Preferred Stock, par value $25 per share
Preference Stock, par value $25 per share
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS
UIL HOLDINGS CORPORATION
COMMON STOCK
PREFERRED STOCK
PREFERENCE STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

     We may offer from time to time common stock, preferred stock, preference stock, debt securities, warrants, purchase contracts or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
     Our common stock is listed on the New York Stock Exchange under the symbol “UIL.”

     Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 11, 2009

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “UIL Holdings,” “we,” “us,” and “our” refer to UIL Holdings Corporation.

THE COMPANY
UIL Holdings Corporation primarily operates its regulated utility business. The utility business consists of the electric transmission and distribution operations of The United Illuminating Company (UI). UI is a regulated operating electric public utility established in 1899. It is engaged principally in the purchase, transmission, distribution and sale of electricity for residential, commercial and industrial purposes in a service area of about 335 square miles in the southwestern part of the State of Connecticut. The population of this area is approximately 736,000, which represents approximately 21% of the population of the State. The service area, largely urban and suburban, includes the principal cities of Bridgeport (population approximately 137,000) and New Haven (population approximately 124,000) and their surrounding areas. Situated in the service area are retail trade and service centers, as well as large and small industries producing a wide variety of products, including helicopters and other transportation equipment, electrical equipment, chemicals and pharmaceuticals. As of December 31, 2008, UI had approximately 324,000 customers. Of UI’s 2008 retail electric revenues, approximately 57.9% were derived from residential sales, 35.4% from commercial sales, 5.6% from industrial sales and 1.1% from street lighting and other sales. UI’s retail electric revenues vary by season, with the highest revenues typically in the third quarter of the year reflecting seasonal rates, hotter weather and air conditioning use.
UI is also a 50-50 partner, together with NRG Energy, Inc., in GenConn Energy LLC (GenConn), a project selected by the Connecticut Department of Public Utility Control (DPUC) to build new peaking generation plants in order to help address the state’s growing need for more power generation during the heaviest load periods. UIL Holdings also has non-utility businesses consisting of an operating lease and passive minority ownership interest in an investment fund (both held by United Capital Investments, Inc. (UCI)), a heating and cooling facility and an entity that collects receivables, disburses payables and manages claims related to a divested mechanical contracting business. UIL Holdings is headquartered in New Haven, Connecticut, where its senior management maintains offices and is responsible for overall planning, operating and financial functions.

     Our principal executive offices are located at 157 Church Street, New Haven, Connecticut 06506, and our telephone number is 203-499-2000. We maintain a website at www.uil.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.
About this Prospectus
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS
     Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 13 of our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
(a)	Current Report on Form 8-K filed February 24, 2009;

(b)	Annual Report on Form 10-K for the year ended December 31, 2008 filed February 18, 2009 and Form 10-K/A Amendment No. 1 filed March 2, 2009; and

(c)	Registration Statement on Form 8-A filed July 20, 2000.
     You may request a copy of these filings at no cost by writing or telephoning the Investor Relations office, UIL Holdings Corporation, 157 Church Street, New Haven, CT 06506, 203-499-2481.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business, including, among other things:
•	general economic conditions;

•	conditions in the debt and equity markets;

•	legislative and regulatory changes;

•	changes in demand for electricity and other products and services;

•	unanticipated weather conditions;

•	changes in accounting principles, policies or guidelines; and

•	other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries.
     We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

USE OF PROCEEDS
          We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The ratio of earnings to fixed charges for each of the indicated periods is as follows:

Twelve Months Ended	Ratio

December 31, 2004	3.53

December 31, 2005	3.07

December 31, 2006	3.96

December 31, 2007	3.49

December 31, 2008	3.12
DESCRIPTION OF COMMON STOCK
     The following description of our capital stock is based upon our certificate of incorporation (Certificate of Incorporation), our bylaws (Bylaws) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our 10-Q for the quarterly period ended June 30, 2007 and our 10-Q for the quarterly period ended September 30, 2008 respectively. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.
     Certain provisions of the Connecticut Business Corporation Act (CBCA), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.
Authorized Capital Stock
     Our Certificate of Incorporation authorizes us to issue seventy-five million shares of common stock, no par value.
     As of February 16, 2009 there were 25,274,026 shares of common stock outstanding, which were held of record by approximately 8,300 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock and preference stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the dissolution of UIL Holdings, the holders of common stock are entitled to receive the net assets of UIL Holdings remaining after payment of liabilities, subject to prior distribution rights of preferred stock and preference stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The common stock is listed on the New York Stock Exchange under the symbol UIL. The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

Certain Anti-Takeover Effects of Connecticut Law
     We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our Board of Directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of UIL Holdings and owned 10% or more of our voting power within the past five years.
     We are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:
•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;
unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.
     We are also subject to Section 33-756(d) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.
Limitation of Liability of Directors
     Our Certificate of Incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our Certificate of Incorporation obligates us to indemnify a director for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to UIL Holdings under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to UIL Holdings, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to UIL Holdings or (e) created liability under Section 33-757 of the CBCA.
DESCRIPTION OF PREFERRED STOCK
     Our Certificate of Incorporation authorizes us to issue one million shares of a class of shares designated “Preferred Stock — $100 Par Value,” par value $100 per share and four million shares of a class of shares designated “Preferred Stock — $25 Par Value,” par value $25 per share.
     When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

     Our Board of Directors may issue authorized shares of preferred stock, as well as determine the preferences, limitations and relative rights thereof, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.
     All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
     Our Certificate of Incorporation provides that no shares of preferred stock shall be issued where such issuance, or the preferences, limitations, or relative rights of such shares, will have the effect directly or indirectly, of precluding or inhibiting a person or group of persons from seeking to obtain control of the management or business and affairs of UIL Holdings by acquiring or offering to acquire shares of common stock, or by soliciting proxies from the owners of shares of common stock for voting such shares at a meeting of the shareholders of UIL Holdings, or by any other lawful means.
     The transfer agent for each series of preferred stock will be described in the prospectus supplement.
DESCRIPTION OF PREFERENCE STOCK
     Our Certificate of Incorporation authorizes us to issue four million shares of a class of shares designated “Preference Stock,” par value $25 per share.
     When we offer to sell a particular series of preference stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preference stock will be issued under a certificate of designations relating to each series of preference stock and is also subject to our Certificate of Incorporation.
     Our Board of Directors may issue authorized shares of preference stock, as well as determine the preferences, limitations and relative rights thereof, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.
     All shares of preference stock offered will be fully paid and non-assessable. Any shares of preference stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
     Our Certificate of Incorporation provides that no shares of preference stock shall be issued where such issuance, or the preferences, limitations, or relative rights of such shares, will have the effect directly or indirectly, of precluding or inhibiting a person or group of persons from seeking to obtain control of the management or business and affairs of UIL Holdings by acquiring or offering to acquire shares of common stock, or by soliciting proxies from the owners of shares of common stock for voting such shares at a meeting of the shareholders of UIL Holdings, or by any other lawful means.
     The transfer agent for each series of preference stock will be described in the prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
     This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee. The debt securities will constitute either senior or subordinated debt of UIL Holdings. UIL Holdings will issue debt securities that will be senior debt under the senior debt indenture between UIL Holdings and The Bank of New York Mellon, as senior debt trustee. UIL Holdings will issue debt securities that will be subordinated debt under the subordinated debt indenture between UIL Holdings and The Bank of New York Mellon, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
     We have summarized certain terms and provisions of the indentures. The summary is not complete. The forms of indentures have been filed as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination. See “— Subordinated Debt.”
     Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt
     UIL Holdings will issue under the senior debt indenture the debt securities that will constitute part of the senior debt of UIL Holdings. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of UIL Holdings.
Subordinated Debt
     UIL Holdings will issue under the subordinated debt indenture the debt securities that will constitute part of the subordinated debt of UIL Holdings. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all “senior indebtedness” of UIL Holdings. The subordinated debt indenture defines “senior indebtedness” to include principal of and interest on all debt of UIL Holdings but does not include nonrecourse obligations, the subordinated debt securities, any other obligations specifically designated as being subordinate in right of payment to senior indebtedness or any redeemable stock of UIL Holdings. See the subordinated debt indenture, section 1.01.
     In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•	any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of UIL Holdings; or

•	a default having occurred for any payment with respect to any senior indebtedness, and such an event of default shall not have been cured or waived or shall not have ceased to exist.
     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Events of Default
     When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, here are some examples of what we mean:
(1)	default in paying principal on the debt securities when due at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(2)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 30 days after we receive written notice from the trustee, or UIL Holdings and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected;

(4)	the entering by a court having jurisdiction of a decree or order for relief in respect of UIL Holdings in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of UIL Holdings or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(5)	(a) the commencement by UIL Holdings of a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent by UIL Holdings to the entry of an order for relief in an involuntary case under any such law, (b) consent by UIL Holdings to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of UIL Holdings or for all or substantially all of the property and assets of UIL Holdings or (c) the effecting by UIL Holdings of any general assignment for the benefit of creditors; or

(6)	any other Events of Default set forth in the prospectus supplement.
     If an Event of Default (other than an Event of Default specified in clauses (4) and (5) described above) under each indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice, and the trustee at the request of the holders of not less than 25% in principal amount of the outstanding debt securities of such series will, require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.
     If an Event of Default under the indenture specified in clauses (4) and (5) described above occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder to the full extent permitted by applicable law.
     After a declaration of acceleration or any automatic acceleration under clauses (4) and (5) described above and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the holders of a majority in principal amount of outstanding debt securities of all accelerated series may rescind this accelerated payment requirement if (i) UIL Holdings deposits with the trustee a sum sufficient to pay all matured installments of interest upon such debt securities, the principal of all such debt securities which shall have become due other than by acceleration and all amounts owed to the trustee and (ii) all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, or otherwise remedied. The holders of a majority in principal amount of the outstanding debt securities of all series affected also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
     Holders of at least 25% in principal amount of the outstanding debt securities of all series affected may seek to institute a proceeding only after they have provided written notice of a continuing Event of Default and have made written request, and offered indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice, request and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of all series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal or interest on or after the due dates for such payment.
     If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of all series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
     The trustee will, within 90 days after any default occurs, be required to give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
     We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indentures.

Modification and Waiver
     Each indenture and the debt securities of any series may be amended or modified without the consent of any holder of debt securities in order to:
•	cure ambiguities, defects or inconsistencies, provided that such amendment shall not materially adversely affect the interests of the holders;

•	provide for the assumption of our obligations in the case of a merger or consolidation;

•	comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	establish the form or forms or terms of debt securities of any series; or

•	make any change that does not materially adversely affect the rights of any holder.
     Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

•	reduce the principal amount of or the interest rate on such holder’s debt security;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment or modification of the indenture with respect to the debt securities of the relevant series; or

•	reduce the percentage in principal amount outstanding of debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.
Consolidation, Merger or Sale of Assets
     We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions), unless:
•	UIL Holdings shall be the continuing person or, if UIL Holdings is not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any jurisdiction thereof;

•	the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will execute supplemental indentures which will be delivered to the trustee and will be in form and substance reasonably satisfactory to the trustee;

•	UIL Holdings will have delivered to the trustee an officers’ certificate to the effect that immediately after giving effect to such transaction or series of transactions, no default has occurred and is continuing; and

•	UIL Holdings will have delivered to the trustee an opinion of counsel stating that the transaction or series of transactions and supplemental indentures, if any, comply with this covenant and that all conditions precedent in the indentures relating to the transaction or series of transactions have been satisfied and that such supplemental indenture, if any, constitutes the legal, valid and binding obligation of UIL Holdings and the successor enforceable against such entity in accordance with its terms, subject to customary exceptions.
     If any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of UIL Holdings under the indentures with the same effect as if such successor corporation had been named as UIL Holdings. Except in the case of a lease, we will be discharged from all obligations and covenants under the indentures and the debt securities.
Satisfaction, Discharge and Covenant Defeasance
     We may terminate our obligations under each indenture (subject to certain provisions set forth in section 8.01 of each indenture that survive termination) with respect to any series of debt securities when:
•	any of the following has occurred:
•	we have paid or caused to be paid the principal of and interest on all debt securities of such series;

•	all debt securities of such series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of such series issued that have not been delivered to the trustee for cancellation will become due and payable within one year or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities;
•	we have paid or caused to be paid all other sums then due and payable under such indenture with respect to such series; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.
     We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	the rights of holders of the debt securities to receive principal and interest when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer and exchange of debt securities, mutilated, destroyed, lost or stolen debt securities and our right of optional redemption;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.
     In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an Event of Default for that series.
     In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity and any mandatory sinking fund payments or analogous payments applicable to the debt securities;

•	we have delivered to the trustee an opinion of counsel stating that (i) under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur and (ii) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

•	after giving effect to the deposit, no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit or at any time on or before the 123rd day after the date of such deposit;

•	such deposit must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which UIL Holdings is a party or by which UIL Holdings is bound;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•	if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than for mandatory sinking fund payments or analogous payments), notice of such redemption will have been delivered pursuant to the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.
Concerning our Relationship with the Trustee
     We and our subsidiaries have a relationship with The Bank of New York Mellon in that UI uses The Bank of New York Mellon as trustee of UI’s New Hampshire Tax Exempt Bonds.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of preference stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES
     Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
     Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of UIL Holdings, the trustee, the warrant agents, the unit agents or any other agent of UIL Holdings, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
          We may sell the securities in any of the following ways:
•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers, or dealers;

•	through a combination of any of these methods.
          We will identify the specific plan of distribution, including any direct purchasers, agents, underwriters, brokers or dealers, and any compensation paid in a prospectus supplement.
VALIDITY OF SECURITIES
     The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Wiggin and Dana LLP.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the UIL Holdings Corporation Annual Report on Form 10-K/A Amendment No. 1 and Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be
Paid
Registration fee	$0	*
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Trustee fees		**
Rating Agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
          Section 33-771(a) of the Connecticut Business Corporation Act (CBCA) provides that the Registrant may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is a director of the Registrant against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Registrant, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Registrant. For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful. Section 33-776 of the CBCA provides that the Registrant may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is an officer of UIL Holdings to the same extent as if the individual was a director of the Registrant under Section 33-771.
          The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Section 33-771(d) of the CBCA provides that, unless ordered by a court, the Registrant shall not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the Registrant (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA), or in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.
          Section 33-772 of the CBCA requires the Registrant to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the Registrant, against reasonable expenses incurred by him or her in connection with the proceeding.
          Section 33-773 of the CBCA provides that the Registrant may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director. The director is required to deliver a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the CBCA and an undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.
          Section 33-775 of the CBCA provides that the Registrant shall not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in Section 33-771. For directors, the determination and authorization required by Section 33-775 may be made by, if there are two or more qualified directors, a majority vote of all the qualified directors or by a majority vote of the members of a committee of two or more qualified directors appointed by such a vote, by special legal counsel selected as set forth in Section 33-775, or by the shareholders (with shares owned by or voted under the control of a director who at the time is not an independent director not eligible to vote). For officers, the determination and authorization required by Section 33-775 may also be made by the general counsel of the Registrant or such other or additional officer or officers as the board of directors may specify.
          Section 33-776 of the CBCA provides that the Registrant may indemnify and advance expenses under Sections 33-770 through 33-779 of the CBCA, inclusive, to an officer of the Registrant who is not a director, and who is made a party to a proceeding because he or she is an officer, to the same extent as the Registrant is permitted to provide the same to a director. An officer of the Registrant who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under said section.
     The Registrant’s certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to the Registrant or the Registrant’s shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving the Registrant during the year of the violation. The Registrant’s certificate of incorporation obligates the Registrant to indemnify a director to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Registrant, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Registrant or (e) created liability under Section 33-757 of the CBCA.
     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules
     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on 10-Q for the quarterly period ended June 30, 2007, File No. 001-15052)

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Quarterly Report on 10-Q for the quarterly period ended September 30, 2008, File No. 001-15052)

4.3	Form of Senior Debt Indenture between the Registrant and The Bank of New York Mellon

4.4	Form of Subordinated Debt Indenture between the Registrant and The Bank of New York Mellon

4.5	Form of Senior Note*

4.6	Form of Subordinated Note*

4.7	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A dated July 20, 2000, File No. 001-15052)

4.8	Form of Warrant Agreement*

4.9	Form of Purchase Contract*

4.10	Form of Unit Agreement*

5.1	Opinion of Wiggin and Dana LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wiggin and Dana LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for Senior Debt Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for Subordinated Debt Indenture

*	To be filed by amendment or pursuant to a Current Report on Form 8-K

Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on March 11, 2009.

UIL HOLDINGS CORPORATION
By:	/s/ James P. Torgerson
James P. Torgerson
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Torgerson and Richard J. Nicholas, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James P. Torgerson James P. Torgerson	Director, President and Chief Executive Officer (Principal Executive Officer)	March 11, 2009

/s/ Richard J. Nicholas Richard J. Nicholas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 11, 2009

/s/ Steven P. Favuzza Steven P. Favuzza	Vice President and Controller (Principal Accounting Officer)	March 11, 2009

/s/ F. Patrick McFadden, Jr. F. Patrick McFadden, Jr.	Director and Non-Executive Chair	March 11, 2009

/s/ Thelma R. Albright Thelma R. Albright	Director	March 11, 2009

/s/ Marc C. Breslawsky Marc C. Breslawsky	Director	March 11, 2009

Signature	Title	Date

/s/ Arnold L. Chase Arnold L. Chase	Director	March 11, 2009

/s/ John F. Croweak John F. Croweak	Director	March 11, 2009

/s/ Betsy Henley-Cohn Betsy Henley-Cohn	Director	March 11, 2009

/s/ John L. Lahey John L. Lahey	Director	March 11, 2009

/s/ Daniel J. Miglio Daniel J. Miglio	Director	March 11, 2009

/s/ William F. Murdy William F. Murdy	Director	March 11, 2009

/s/ Donald R. Shassian Donald R. Shassian	Director	March 11, 2009

/s/ James A. Thomas James A. Thomas	Director	March 11, 2009

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on 10-Q for the quarterly period ended June 30, 2007, File No. 001-15052)

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Quarterly Report on 10-Q for the quarterly period ended September 30, 2008, File No. 001-15052)

4.3	Form of Senior Debt Indenture between the Registrant and The Bank of New York Mellon

4.4	Form of Subordinated Debt Indenture between the Registrant and The Bank of New York Mellon

4.5	Form of Senior Note*

4.6	Form of Subordinated Note*

4.7	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A dated July 20, 2000, File No. 001-15052)

4.8	Form of Warrant Agreement*

4.9	Form of Purchase Contract*

4.10	Form of Unit Agreement*

5.1	Opinion of Wiggin and Dana LLP

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wiggin and Dana LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for Senior Debt Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for Subordinated Debt Indenture

*	To be filed by amendment or pursuant to a Current Report on Form 8-K